Exhibit 3.16

CERTIFICATE OF FORMATION

OF

IPG FINANCE LLC

This Certificate of Formation of IPG Finance LLC (the “LLC”), dated as of November 19, 1997, is being duly executed and filed by Julian H. Baumann, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is IPG Finance LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Julian H. Baumann, Jr.
Julian H. Baumann, Jr.